UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007 (September 20, 2007)

THE NASDAQ STOCK MARKET, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (212) 401-8700

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2007, The Nasdaq Stock Market, Inc. (“Nasdaq”) announced the entry into certain agreements with OMX AB (publ), a Swedish public corporation (“OMX”), and Borse Dubai Limited, a Dubai company (“Borse Dubai”).

Letter Agreement

Nasdaq and Borse Dubai entered into a binding letter agreement (the “Letter Agreement”) regarding (i) Nasdaq’s and Borse Dubai’s pending offers for OMX, (ii) Borse Dubai’s investment in Nasdaq and (iii) Nasdaq’s investment in the Dubai International Financial Exchange (“DIFX”), an affiliate of Borse Dubai (collectively, the “Transactions”). On September 26, 2007, Nasdaq and Borse Dubai announced that they had amended certain terms of the Letter Agreement and the term sheets annexed to the Letter Agreement. The Letter Agreement, as amended, contemplates that the parties will execute definitive agreements regarding the Transactions consistent with the term sheets annexed to the Letter Agreement.

Term Sheet Regarding OMX

In a term sheet governing their respective offers for OMX (the “OMX Term Sheet”), Nasdaq and Borse Dubai have each agreed not to open their respective offers for OMX for acceptances while they seek regulatory and shareholder approval for the Transactions. Borse Dubai’s offer (the “Borse Dubai Offer”) will open for acceptances upon the satisfaction of customary conditions (the “Conditions”), including:

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that all regulatory approvals necessary to consummate the acquisition of shares of OMX by Borse Dubai and the subsequent acquisition of those shares by Nasdaq from Borse Dubai, and for the investment by Borse Dubai in Nasdaq, shall have been received;

•	that Nasdaq’s shareholders shall have approved the issuance of Nasdaq common stock to Borse Dubai;

•	that there has been no material adverse effect in respect of Nasdaq or OMX;

•	the continued accuracy of all representations and warranties and compliance by the parties of their respective covenants; and

•	there being no legal prohibition restricting Nasdaq or Borse Dubai from owning the shares of OMX or Borse Dubai from owning the shares of Nasdaq.

Following the satisfaction of the Conditions, Nasdaq is obligated to withdraw its offer for OMX. Pursuant to the OMX Term Sheet, Nasdaq and Borse Dubai are obligated to cooperate in the conduct of their offers for OMX. The Transactions can be terminated if the Conditions have not been satisfied by February 15, 2008, or if the Borse Dubai Offer has not closed by April 15, 2008.

The condition of the Borse Dubai Offer pertaining to the minimal level of acceptances has been reduced to more than 50% of the outstanding shares of OMX. However, Nasdaq is permitted to terminate its agreements with

Borse Dubai if less than 67% of the outstanding shares of OMX are tendered into the Borse Dubai Offer.

On September 26, 2007, Nasdaq and Borse Dubai entered into irrevocable undertakings (the “Irrevocable Undertakings”) with Investor AB (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker, who in the aggregate hold approximately 18.5% of the total number of votes and shares in OMX. The Irrevocable Undertakings obligate these shareholders to tender all of their shares of OMX into the Borse Dubai Offer, subject to the satisfaction of certain conditions. The Irrevocable Undertakings will terminate if the Borse Dubai Offer is terminated or withdrawn or if the minimum condition to the Borse Dubai Offer is reduced below 50%, and in any event no later than April 1, 2008. If, prior to the Borse Dubai Offer being declared unconditional, a bona fide unsolicited third party public offer is made for the shares of OMX with a value equal to or greater than SEK 303 (whether such offer is in cash, stock or a mixture thereof) Borse Dubai may choose to match such an offer within 15 banking days. The Irrevocable Undertakings terminate if Borse Dubai does not choose to match such an offer within that period.

Following the closing of the Borse Dubai Offer, Borse Dubai is obligated to cause its subsidiary currently holding option agreements for OMX shares to exercise all such option agreements, and thereafter Borse Dubai is required to sell, and to cause any of its subsidiaries to sell, to Nasdaq all shares of OMX then owned by Borse Dubai and any of its subsidiaries, however acquired. Concurrent with Borse Dubai’s delivery of shares of OMX, Nasdaq will pay to Borse Dubai up to SEK 12,582,952,392 in cash and deliver approximately 42.6 million shares of Nasdaq common stock (the exact number of shares will be equal to 19.99% of Nasdaq’s fully-diluted outstanding stock as of such date) (collectively, the “Nasdaq Dubai Transaction”). The amount of cash delivered by Nasdaq will be reduced by SEK 265 for each issued and outstanding share of OMX as of such date not delivered to Nasdaq by Borse Dubai.

As additional consideration for the delivery of shares of OMX to Nasdaq by Borse Dubai, Nasdaq shall deliver approximately 18.0 million shares of its common stock to be deposited in a trust (the “Trust”) for the benefit of Borse Dubai and to be managed by an independent trustee. The Trust will dispose of its Nasdaq shares within four years from the closing of the Nasdaq Dubai Transaction, but will not be required to dispose of the shares for less than approximately $49.20 per share plus certain costs (including a 6% annual cost- of-carry). If the Trust continues to own any shares of Nasdaq common stock after four years from the closing of the Nasdaq Dubai Transaction, it will use its commercially reasonable efforts to dispose of such shares, but will not be obligated to dispose of any shares for less than approximately $49.20 per share plus certain costs (including a 6% annual cost-of-carry). If the shares held in the Trust are entitled to vote, the independent trustee will cast the vote in proportion to the votes of Nasdaq’s other shareholders.

The parties have agreed to use reasonable best efforts to secure regulatory approvals for the Nasdaq Dubai Transaction, except that Borse Dubai will not be required to accept any condition imposed by any regulator that Borse Dubai, in its reasonable judgment, deems materially adverse to its investment in Nasdaq, including any condition that would prevent Borse Dubai from obtaining equity accounting treatment for its investment in Nasdaq, but after Borse Dubai takes into account possible alternative arrangements that the parties agree to negotiate in good faith.

Upon the closing of the Nasdaq Dubai Transaction,

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As long as Borse Dubai maintains at least one-half of its initial 19.99% investment, Borse Dubai will be entitled to propose for nomination two directors for election to the board of directors of the combined Nasdaq and OMX (the combined company, the “The NASDAQ OMX Group”), and one Borse Dubai director shall be nominated to sit on certain committees of the board of directors, including the following: Audit, Executive, Finance, and Management Compensation, subject to applicable law, regulation or stock exchange listing standard. Borse Dubai has agreed not to seek representation on the board of directors of The NASDAQ Stock Market LLC, the subsidiary of Nasdaq that operates the NASDAQ Stock Market.

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As long as Borse Dubai maintains at least 25% of its initial 19.99% investment, Borse Dubai will be entitled to nominate one director for election to the board of directors of The NASDAQ OMX Group, but will have no right to nominate members to any committees of the board.

•	Both the Trust and Borse Dubai will receive certain registration rights for the shares of Nasdaq common stock acquired in the Nasdaq Dubai Transaction.

•

If Nasdaq completes a share buy-back in the 18 months following the Nasdaq Dubai Transaction, Borse Dubai shall be entitled to participate in order to reduce its fully-diluted ownership to 19.99% or, in the alternative, may contribute the requisite number of shares to the Trust in order to maintain its 19.99% direct ownership level.

•	Borse Dubai is generally restricted from transferring its initial 19.99% of The NASDAQ OMX Group shares until one year after the closing of the Nasdaq Dubai Transaction, subject to certain exceptions.

•	Both the Trust and Borse Dubai are restricted from transferred shares of The NASDAQ OMX Group to a competitor of The NASDAQ OMX Group, subject to certain exceptions.

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Borse Dubai will have preemptive rights for issuances of common stock (including any securities convertible or exchangeable into common stock) by The NASDAQ OMX Group for capital raising purposes, but only to the extent necessary to maintain a 19.99% interest in The NASDAQ OMX Group.

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Borse Dubai will be restricted from (i) acquiring shares in excess of 19.99% on a fully-diluted basis of The NASDAQ OMX Group, (ii) proposing or seeking to effect a merger or change of control of The NASDAQ OMX Group, (iii) seeking additional board representatives or removal of directors, (iv) making public statements or otherwise directly or indirectly seeking to control the management or policies of The NASDAQ OMX Group or its subsidiaries and (v) soliciting proxies or otherwise acting in concert with others regarding any of the foregoing. These restrictions shall cease to apply upon the earliest to occur of the following:

o	Borse Dubai owning less that 10% of The NASDAQ OMX Group’s outstanding common stock;

o	The NASDAQ OMX Group entering into a definitive agreement with respect to a change of control of it;

o	directors nominated by Borse Dubai are not elected by shareholders at two consecutive meetings of shareholders for the election of The NASDAQ OMX Group’s board of directors;

o	a change of control of The NASDAQ OMX Group;

o	10 years from September 20, 2007; or

o	The NASDAQ OMX Group holds less than 25% of its original interest in DIFX, subject to certain exceptions.

In addition, if any third-party makes a tender or exchange offer that is not recommended against by The NASDAQ OMX Group’s board of directors, after 10 business days Borse Dubai may tender into that offer.

At all times, Borse Dubai’s voting interest in Nasdaq is limited to a maximum of 5%, the maximum amount allowed under Nasdaq’s Restated Certificate of Incorporation. In the event that Nasdaq seeks and receives approval from the Securities and Exchange Commission that would permit any party to vote in excess of 5% of Nasdaq’s common stock, Nasdaq has agreed to seek Securities and Exchange Commission approval for Borse Dubai to receive similar enhanced voting rights.

Term Sheet Regarding DIFX

In a term sheet governing Nasdaq’s investment in DIFX, Nasdaq and Borse Dubai have agreed that in exchange for $50 million and the entry into the licensing and technology agreements described below, Nasdaq will acquire 33 1/3% of the outstanding equity of DIFX (the “DIFX Transaction”). Nasdaq will also be responsible for 50% of any additional capital contribution calls made by DIFX, subject to a maximum aggregate additional commitment by Nasdaq of up to $25 million.

Upon the closing of the DIFX Transaction,

•

As long as Nasdaq maintains at least 50% of its initial 33 1/3% equity position in DIFX, Nasdaq has the right to nominate two directors to DIFX’s board of directors and one Nasdaq director will be nominated to sit on each of the following committees: Market Oversight, Nominations, and Listing. Additionally, Nasdaq shall have the right to nominate one other member (who shall not be a director designated by Nasdaq) to DIFX’s Listing Committee.

•

As long as Nasdaq maintains at least 50% of its initial 33 1/3% equity position in DIFX, (i) DIFX will not sell any interest in itself, other than pursuant to a widely-distributed public offering, whereby one or more third parties on an aggregate basis becomes a larger shareholder in DIFX than Nasdaq and (ii) in the event that DIFX grants any third party minority protections (including approval rights, liquidity rights and board representation)

that are superior to those held by Nasdaq, DIFX will also grant Nasdaq the same superior rights.

•	As long as Nasdaq maintains at least 25% of its initial 33 1/3% equity position in DIFX, Nasdaq has the right to nominate one director to DIFX’s board of directors.

•

As long as Nasdaq is entitled to designate a director to DIFX’s board of directors, the approval of at least one director designated by Nasdaq shall be required for certain actions by DIFX, including a change of control of DIFX.

•

Nasdaq will have preemptive rights for issuances of common stock (including any securities convertible or exchangeable into common stock) by DIFX for capital raising purposes (other than pursuant to a widely distributed public offering).

Nasdaq is generally restricted from selling its initial 33 1/3% equity position for a period of seven years after closing of the DIFX Transaction, subject to certain exceptions.

As part of the DIFX Transaction, Nasdaq will grant to DIFX a worldwide right to use, on a non-exclusive, non-transferable and non-assignable basis, various trade names and trademarks. DIFX will also be granted a perpetual, irrevocable, non-transferable, non-assignable and fully paid up license to certain Nasdaq technology in certain Asian, European (specifically, Albania, Greece, Turkey and the Ukraine) and African jurisdictions in connection with DIFX’s own business operations and to sublicense certain Nasdaq technology to exchanges operated by DIFX subsidiaries in those jurisdictions.

DIFX and Nasdaq will also enter into a reseller’s agreement to allow DIFX to offer Nasdaq and OMX listings to companies within the foregoing jurisdictions for a period of three years and to receive commissions with respect to the listings that DIFX generates for Nasdaq and OMX.

Supplement

Nasdaq and OMX entered into a supplement (the “Supplement”) to their transaction agreement, dated May 25, 2007 (the “Transaction Agreement”). The Supplement modifies the board and committee composition of Nasdaq following its acquisition of OMX such that OMX’s board of directors shall be entitled to propose for nomination four directors to serve on The NASDAQ OMX Group’s board of directors and Borse Dubai shall be entitled to propose for nomination two directors to serve on The NASDAQ OMX Group’s board of directors. Three of the directors proposed for nomination by OMX’s board of directors must be independent for purposes of Nasdaq’s director independence standards and OMX may elect to have one-fourth of the members of each committee of The NASDAQ OMX Group’s board of directors be selected from those directors from or nominated by OMX’s board of directors. Both of the directors proposed for nomination by Borse Dubai must be independent for purposes of Nasdaq’s director independence standards and Borse Dubai may elect to have one member of certain committees of the board of directors, including the Audit, Executive, Finance, and Management Compensation committees, be appointed from those directors proposed for nomination by Borse Dubai, subject to applicable law, regulation or stock exchange listing standard.

Financing for Acquisition

In connection with Nasdaq’s acquisition of the shares of OMX from Borse Dubai (the “Acquisition”), Nasdaq has received a debt commitment letter, dated as of September 20, 2007 (the “Commitment Letter”), from Bank of America, N.A. and JPMorgan Chase Bank, N.A. (collectively, the “Banks”) for the commitment of debt financing in the aggregate amount of up to $2.000 billion consisting of: (i) a $750.0 million term loan facility, (ii) a $1.175 billion term loan facility and (iii) a revolving credit facility of $75.0 million (collectively, the “Credit Facilities”). The debt commitments expire on the earlier of the consummation of the Acquisition and April 15, 2008. The closing of the Credit Facilities is subject to customary closing conditions including, without limitation, (i) the satisfaction of the conditions to the consummation of the Borse Dubai Offer set forth in the Letter Agreement, if the Acquisition is effected by means of the Borse Dubai Offer, (ii) the satisfaction of the conditions to the consummation of Nasdaq’s offer for OMX (the “Tender Offer”) set forth in the Transaction Agreement, if the Acquisition is effected by means of the Tender Offer, (iii) there being no amendments or modifications to the Letter Agreement or the Transaction Agreement (as amended by the Supplement, dated September 20, 2007) that are materially adverse to the lenders without the consent of the Banks, and (iv) payment of required fees and expenses and the negotiation, execution and delivery of definitive documentation.

The summary of terms attached to the Commitment Letter provides for the following terms and conditions. Loans under the Credit Facilities will bear interest, at Nasdaq’s option, at a rate equal to the London interbank offer rate or an alternate base rate, in each case plus a spread. In addition, Nasdaq will pay customary commitment fees and letter of credit fees. Upon the initial funding of the Credit Facilities, Nasdaq has also agreed to pay an underwriting fee to the Banks. The proceeds of the Credit Facilities will be used, among other things, to finance the cash consideration of the Acquisition, pay fees and expenses incurred in connection with the transaction and repay certain existing indebtedness of OMX. The obligations under the Credit Facilities will be guaranteed by each of the existing and future direct and indirect material wholly-owned domestic subsidiaries of The NASDAQ OMX Group, subject to exceptions to be agreed upon. The obligations of Nasdaq and the guarantors under the Credit Facilities will be secured, subject to certain exceptions, by all the capital stock of each of their present and future subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries) and all of the present and future property and assets (real and personal) of Nasdaq and the guarantors. If the collateral (other than capital stock of domestic subsidiaries that is required to be pledged and assets over which a lien may be perfected by filing a financing statement under the uniform commercial code) is not provided on the closing date despite use of commercially reasonable efforts to do so, the delivery of the collateral will not be a condition precedent to the availability of the Credit Facilities on the closing date, but instead will be delivered following the closing date. The Credit Facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, without limitation, restrictions on indebtedness, liens, investments, asset sales, acquisitions, dividends and other distributions. The Credit Facilities will also include customary events of default, including a change of control.

The Commitment Letter provides that if definitive, signed bank finance documentation is not negotiated and signed by the earlier of the date of the initial funding under the Credit

Facilities and the date the Tender Offer is launched, Nasdaq and the Banks will execute and deliver an interim loan agreement in the form annexed to the Commitment Letter and provide credit facilities in an aggregate amount of $2.0 billion thereunder on substantially the same terms as set forth above, other than that such interim loan will not include a revolving credit facility.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Commitment Letter, on September 20, 2007, Nasdaq and the Banks terminated the interim loan agreement entered into on August 1, 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to a separate agreement, Nasdaq has sold holdings representing 28% of the share capital of the London Stock Exchange Group plc (“LSE”) to Borse Dubai for approximately $1.6 billion and has sold the substantial balance of its holdings in LSE in open market transactions for approximately $190 million. As a result of these transactions, Nasdaq holds only a de minimus number of LSE shares.

The sale of LSE shares to Borse Dubai was completed on September 25, 2007, with the sale of the substantial balance of Nasdaq’s LSE holdings completed on September 26, 2007.

Item 8.01. Other Information.

On September 26, 2007, Nasdaq issued a press release regarding the amendment to Letter Agreement and the Irrevocable Undertakings. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated September 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Edward S. Knight
Name: Title:	Edward S. Knight Executive Vice President and General Counsel

Dated: September 26, 2007